EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Lightwave Logic, Inc.

We hereby consent to your incorporation of our audit report dated March 17, 2017 relating to the financial statements of Lightwave Logic, Inc. as of and for the years ended December 31, 2016 and 2015, and the reference to us under the caption "Experts" in the Registration Statement on Form S-1 of Lightwave Logic, Inc. dated April 19, 2017.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania

Date: April 19, 2017